UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2010, Lighting Science Group Corporation (the “Company”) entered into a letter agreement (the “Separation Agreement”) with Khaled Haram, the Company’s President and Chief Operating Officer, pursuant to which Mr. Haram will resign as an employee of the Company. Mr. Haram’s resignation will be effective as of May 31, 2010, which date may be extended by the Company until June 30, 2010 (such date, the “Separation Date”), subject to Mr. Haram’s consent. After the Separation Date, Mr. Haram will be returning to Pegasus Capital Advisors, L.P. (“Pegasus Capital”) as an operating advisor, the role he had prior to joining the Company.

Pursuant to the Separation Agreement and beginning on the Separation Date, Mr. Haram will be entitled to six months of his current base salary, payable in equal installments over six months in accordance with the Company’s payroll practices. Such amount may be reduced by any amounts that Mr. Haram receives from Pegasus Capital or its affiliates in excess of $7,200 per month during the six-month period. The Company has also agreed to pay Mr. Haram the value of any accrued but unused vacation time as of the Separation Date in accordance with the Company’s policy. The Separation Agreement further provides that 750,000 of the stock options that the Company previously granted to Mr. Haram on August 21, 2009 will accelerate and vest on April 30, 2010. These accelerated stock options will be exercisable until October 30, 2012. The remaining 750,000 stock options that were previously granted to Mr. Haram will terminate in accordance with the terms of such grant.

The Separation Agreement also contains customary mutual release, non-disparagement, and confidentiality provisions. The Separation Agreement terminates and supersedes that certain employment letter, dated July 10, 2009, between the Company and Mr. Haram.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Separation Agreement for a more complete understanding of its terms. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 of this Current Report on Form 8-K, effective as of the Separation Date, Mr. Haram, the Company’s President and Chief Operating Officer, will resign from these roles and any other positions with the Company and its subsidiaries.

Effective June 1, 2010, John T. Stanley, presently the Company’s Senior Vice President of Global Supply Chain, will assume the duties of Chief Operating Officer. He will report to Zachary Gibler, Chairman and Chief Executive Officer of the Company. Mr. Stanley, 42, has more than 10 years of P&L experience managing manufacturing operations in various industries including automotive, electronics, furniture and metals. Mr. Stanley received his bachelor’s degree in engineering from Clarkson University and his MBA from the University of Michigan. From 2009 to 2010, Mr. Stanley served as Vice President of Operations for Shapes, LLC, one of North America’s largest aluminum extrusion operations. From 2008 to 2009, he was Senior Vice President of Operations for Rowe Fine Furniture, a Virginia-based custom furniture company. Prior to that, from 2006 to 2007, Mr. Stanley served as Vice President of Operations and Supply Chain for Acuity Brands, Inc., an electronics and lighting manufacturing company. From 1989 to 2006, Mr. Stanley held numerous plant and site manager positions with Delphi, a leading global supplier of automotive components.

On April 7, 2010, the Company and Mr. Stanley executed an employment letter (the “Employment Letter”), which outlined the terms of Mr. Stanley’s employment as the Company Senior Vice President of Global Supply Chain. Mr. Stanley’s employment is terminable at will by the Company. In accordance with the terms of the Employment Letter, Mr. Stanley is entitled to an annual salary of $200,000 and benefits generally available to other employees. Mr. Stanley is also entitled to participate in the Company’s equity-based compensation plan and is eligible to participate in a bonus plan of up to 40% of his base salary based upon a combination of the Company’s performance and personal achievements. If Mr. Stanley’s employment is terminated by the Company without “cause,” then Mr. Stanley would be entitled to severance pay equal to six months’ base salary. If Mr. Stanley voluntarily resigns or is terminated by the Company for “cause,” then he would not be entitled to severance pay. If Mr. Stanley is terminated as a result of a change of control of the Company, Mr. Stanley would be entitled to severance pay equal to one years’ base salary.

The Employment Letter provides that, subject to board approval, Mr. Stanley is entitled to receive stock options to purchase 200,000 shares of the Company’s common stock. In conjunction with Mr. Stanley’s promotion to Chief Operating Officer, the Company has also agreed, subject to board approval, to grant Mr. Stanley stock options to purchase 500,000 shares of the Company’s common stock. These options will be subject to the terms of the Company’s equity-based compensation plan.

A copy of the Employment Letter is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Employment Letter for a more complete understanding of its terms. The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation Agreement, dated April 30, 2010, between Lighting Science Group Corporation and Khaled Haram.

10.2	Employment Letter, dated April 7, 2010, between Lighting Science Group Corporation and John T. Stanley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: May 6, 2010	By:	/S/ JOHN D. MITCHELL, JR.
	Name:	John D. Mitchell, Jr.
	Title:	Corporate Secretary

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Separation Agreement, dated April 30, 2010, between Lighting Science Group Corporation and Khaled Haram.

10.2	Employment Letter, dated April 7, 2010, between Lighting Science Group Corporation and John T. Stanley.